                                                                      EXHIBIT 99

COLUMBUS, Ohio (March 5, 2003) Bancinsurance Corporation (NASDAQ: BCIS), a specialty insurance holding company today reported results for the three months and twelve months ended December 31, 2002.

The fourth quarter 2002 results were impacted by a 21.8% increase in loss and loss adjustment expenses, net of recoveries; a net realized loss on investments, and, to a lesser extent, a decline in net premiums earned compared to the same period last year. Net income was $307,366, or $0.05 per diluted share, versus $845,473, or $0.14 per diluted share, a year ago.

Si Sokol, Chairman and Chief Executive Officer, stated, "The national economy remained weak in 2002, which resulted in further deterioration in credit quality. This may contribute to a decline in business from automobile lending and an increase in losses and loss adjustment experience in the first half of 2003. During this challenging period, we will continue to move forward with our plans but maintain a cautious outlook for the year."

FOURTH QUARTER RESULTS

Net premiums earned were $10,198,756 for the three months ended December 31, 2002 versus $10,577,543 a year ago. This was due to a $707,983 decline in net premiums earned for lender/ dealer insurance products, reflecting reduced automobile lending by the company's customers, less favorable incentive programs for automobiles, and continued weakness in the national economy. Guaranteed auto protection, or GAP products, more than doubled to $336,105 of net premiums for the fourth quarter 2002 versus last year. This was primarily due to the transfer of an agent's book of business in the third quarter 2001. Net premiums earned for unemployment insurance protection and bail bond products grew $143,586 or 12.8% for the fourth quarter 2002 compared with last year.

Other revenue declined to $641,283 for the fourth quarter 2002 from $897,702 the prior year. A $304,952 increase in codification and subscription fees was more than offset by a net realized loss on investments of $821,948. American Legal Publishing Corporation, a wholly-owned subsidiary, added new cities and states as customers for supplementation of municipal codes as well as its subscription and codification products. An other than temporary decline in the value of certain investments of $931,531 was recognized in the fourth quarter 2002, which represented the most significant portion of the net realized loss on investments for the quarter.

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Losses and loss adjustment expenses, net of reinsurance recoveries, were
$7,391,291 for the fourth quarter 2002 compared with $6,070,009 for the same period in 2001. Lender/dealer insurance claims were impacted by the persistent weakness in the national economy that has led to increased defaults, vehicle repossessions and bankruptcies. Higher GAP losses were directly attributable to the increase in earned premiums and deterioration in underwriting quality of a book of business transferred to the company in the third quarter 2001. Increased claims for unemployment insurance protection products resulted from higher benefit charges related to rising unemployment insurance obligations and additional reserve strengthening.

Operating expenses, which consist of experience rating adjustments, commission expenses and other insurance operating expenses, and general and administrative expenses, declined 29.8% to $2,962,907 for the fourth quarter 2002 from $4,219,942 the prior year. The most significant difference was experience rating adjustment, which was a credit of $909,395 for the fourth quarter 2002 versus $1,122,796 for the same period last year. The quarter-over-quarter increase for commission expense was $526,560, while other insurance operating expenses rose $407,073 to $868,897 for the fourth quarter 2002. General and administrative expenses for the fourth quarter 2002 were $158,477 below a year ago.

TWELVE MONTH RESULTS

Net premiums earned rose 6.7% to $40,882,237 for the twelve months ended December 31, 2002 from $38,308,738 the prior year. The most significant factor contributing to this increase was the decrease in retrospective premiums due policyholders for the year 2002 compared to 2001. Retrospective premiums are accrued as an adjustment to earned premium, and generally decrease as losses and loss adjustment expenses increase. Net premiums earned for lender/dealer insurance benefited from a retrospective premium adjustment due policyholders for the year 2002. As a result, net premiums earned increased 5.0% to $35,060,911 for the year 2002 from $33,400,437 a year ago. GAP premiums earned nearly doubled to $939,014 for the year 2002 from the transfer of a significant book of business in the third quarter 2001. Premiums earned for the Company's unemployment insurance products improved 10.6% to $4,882,312 in 2002 compared with $4,415,547 a year ago. These amounts include the addition of bail bond coverage during the third quarter 2001.

Other revenue declined to $4,351,791 for the year 2002 from $5,179,384 in 2001. A $671,806 increase in codification and subscription fees for American Legal Publishing Corporation, a wholly-owned subsidiary, was offset by a $1,220,477 net realized loss on investments to reposition the investment portfolio.

Losses and loss adjustment expense, net of reinsurance recoveries, was $28,314,256 for the year 2002, a 30.7% increase over 2001. Increases occurred in each of the Company's insurance business segments, primarily due to higher claims resulting from continuation of weak economic conditions that have resulted in increased defaults, repossessions and bankruptcies.

Net income was $889,613 for the year 2002 versus $3,075,190 the prior year. Net income per diluted share was $0.16 compared with $0.53 for the twelve months ended December 31, 2002 and 2001, respectively. The Company adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" in 2002. This resulted in non-cash after-tax charges of $1,660,858, or $0.28 per diluted share for the year. Excluding these charges, net income was $2,550,471, or $0.44 per diluted share, for the year 2002.

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COMBINED RATIO

Ohio Indemnity, a wholly-owned subsidiary, underwrites the Company's specialty insurance products. The combined ratio declined to 90.3% for the year 2002 from 92.0% the prior year. The 2002 combined ratio included a 69.3% loss ratio, which increased from the prior year principally due to the impact of continued weakness in the national economy. The expense ratio declined to 21.0% for the year 2002. For the year 2001, the combined ratio was comprised of a 56.5% loss ratio and a 35.5% expense ratio. The expense ratio was higher for the year 2001 primarily due to increases in the experience rating adjustments related to the addition of a significant policy in the second quarter 2001.

INVESTMENT PORTFOLIO

The investment portfolio totaled $52,739,354 at December 31, 2002 compared with $31, 211,753 last year. The most significant change was in short-term investments, which rose from $5,476,140 a year ago to $25,135,305 at December 31, 2002. Cash and short-term investments represented 51.6% of total cash and invested assets at December 31, 2002. Management regularly monitors market conditions and tax considerations as part of its investment strategy.

FLOATING RATE TRUST PREFERRED

The Company sold $8 million of floating rate trust preferred securities on December 4, 2002. They are included on the Company's Consolidated Balance Sheet as minority interest in consolidated subsidiary: redeemable preferred securities of subsidiary trust. These funds were up streamed to Bancinsurance Corporation as junior subordinated debt under the same terms and conditions. The securities are redeemable at par on or after December 4, 2007 and mature on the same date in 2032.

SHAREHOLDERS' EQUITY

Shareholders' equity was $28,901,838 at December 31, 2002 versus $31,391,909 on the same date in 2001. The decline in total shareholders' equity was primarily due to the non-cash after-tax charges related to goodwill, recognition of net investment losses, and the repurchase of common shares during the year 2002. Book value per diluted share was $5.78 at December 31, 2002 compared with $5.44 at December 31, 2001.

BANCINSURANCE CORPORATION

Bancinsurance Corporation, headquartered in Columbus, Ohio, is principally engaged through its property/casualty insurance subsidiary, Ohio Indemnity Company, in underwriting specialty insurance. Lender/dealer insurance products, which include the GAP product, protect banks and other lenders against risk arising from theft or damage to certain loan collateral where the borrower has failed to secure or maintain adequate insurance coverage. Other products include bonds for unemployment insurance servicing commitments for national administrative firms that perform services for non-profit organizations as well as bail bond coverage.

With the exception of historical information, this press release includes forward-looking statements that involve risks and uncertainties, including, but not limited to, the Company's emphasis on larger accounts, economic trends, and short-term programs offered by captive automobile finance companies. These statements involve risks and uncertainties, which have been detailed from time to time in the Company's Securities and Exchange filings, including the Company's Form 10-K for the year ended December 31, 2001. Actual results may differ materially from management's expectations. All forward-looking statements made in this news release are based on information presently available to management of the Company. The Company assumes no obligation to update any forward-looking statements.

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                   BANCINSURANCE CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME



                                                            Three Months Ended December 31,        Year Ended December 31,
                                                               2002              2001              2002              2001
                                                           ------------      ------------      ------------      ------------
                                                            (Unaudited)       (Unaudited)
Income:

Premiums earned ......................................     $ 10,355,872      $ 10,673,276      $ 41,390,132      $ 38,563,176
Premiums ceded .......................................         (157,116)          (95,733)         (507,895)         (254,438)
                                                           ------------      ------------      ------------      ------------
      Net premiums earned ............................       10,198,756        10,577,543        40,882,237        38,308,738

Investment income ....................................          262,752           368,671         1,301,511         1,496,621
Net realized gain (loss) on investments ..............         (821,948)         (383,461)       (1,220,477)           22,542
Codification and subscription fees ...................        1,064,311           759,359         3,324,037         2,652,231
Management fees ......................................          110,750           175,140           749,442           846,446
Commission fees ......................................              747               132             8,463            67,065
Other income (loss) ..................................           24,671           (22,139)          188,815            94,479
                                                           ------------      ------------      ------------      ------------
      Total revenue ..................................       10,840,039        11,475,245        45,234,028        43,488,122
                                                           ------------      ------------      ------------      ------------

Losses and operating expenses:
Losses and loss adjustment expenses ..................        7,461,994         6,098,544        28,546,254        21,823,538
Reinsurance recoveries ...............................          (70,703)          (28,535)         (231,998)         (164,794)
Experience rating adjustments ........................         (909,395)        1,122,796        (1,708,084)        5,155,850
Commission expense ...................................        1,859,807         1,333,247         7,230,636         5,918,461
Other insurance operating expenses ...................          868,897           461,824         3,868,830         3,126,234
Codification and subscription expenses ...............          901,912           626,039         2,889,981         2,276,360
General and administrative expenses ..................          241,686           676,036         1,195,085         1,057,840
Interest expense .....................................           26,408             2,564            97,575            28,076
                                                           ------------      ------------      ------------      ------------
      Total expenses .................................       10,380,606        10,292,515        41,888,279        39,221,565
                                                           ------------      ------------      ------------      ------------

      Income before federal income taxes, provision
         for preferred stock dividends and cumulative
         effect of change in accounting
         principle ...................................          459,433         1,182,730         3,345,749         4,266,557
Federal income tax expense ...........................          118,319           337,257           940,530         1,191,367
                                                           ------------      ------------      ------------      ------------

      Income before provision for preferred stock
         dividends and cumulative effect of change
         in accounting principle .....................          341,114           845,473         2,405,219         3,075,190

Preferred dividends on redeemable preferred securities
         of securities trust .........................          (33,748)               --           (33,748)               --

      Income before cumulative effect of change in
         accounting principle ........................          307,366           845,473         2,371,471         3,075,190
Cumulative effect of change in accounting principle ..               --                --        (1,481,858)               --
                                                           ------------      ------------      ------------      ------------
      Net income .....................................     $    307,366      $    845,473      $    889,613      $  3,075,190
                                                           ============      ============      ============      ============

Basic net income per share:
   Before cumulative effect of change in
     accounting principle ............................     $        .05      $        .14      $        .42      $        .53
   Cumulative effect of change in accounting
     principle .......................................               --                --              (.26)               --
                                                           ------------      ------------      ------------      ------------
   Basic net income per share ........................     $        .05      $        .14      $        .16      $        .53
                                                           ============      ============      ============      ============
Dilutive net income per share:
   Before cumulative effect of change in
     accounting principle ............................     $        .05      $        .14      $        .41      $        .53
   Cumulative effect of change in accounting
     principle .......................................               --                --              (.25)               --
                                                           ------------      ------------      ------------      ------------
   Diluted net income per share ......................     $        .05      $        .14      $        .16      $        .53
                                                           ============      ============      ============      ============

                                    December 31, 2002         December 31, 2001


Total assets                           $72,455,204               $64,670,677
                                       ===========               ===========
Total shareholders' equity             $28,901,838               $31,391,909
                                       ===========               ===========


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